SHARE EXCHANGE AGREEMENT

AGREEMENT dated as of March 28, 2008 by and among Centale, Inc., a New York corporation (hereinafter referred to as "Centale"), and the individuals identified on the signature page as the Shareholders of Nexxnow China, Inc. (hereinafter referred to as the "NXC Shareholders").  The NXC Shareholders (collectively) and Centale are sometimes referred to collectively herein as the “Parties,” and each is sometimes referred to individually as a “Party.”

WHEREAS, the NXC Shareholders own all of the issued and outstanding capital stock of Nexxnow China, Inc., a Delaware corporation (“NXC”); and

WHEREAS, the NXC Shareholders desire to transfer the capital stock of NXC to Centale and Centale desires to acquire such shares in exchange for certain shares of Centale common stock and other consideration described herein;

NOW, THEREFORE, it is agreed:

1.	DEFINITIONS.

As used herein, the following terms shall have the meanings set forth below:

a.	“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of Centale or NXC.

b.
“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

c.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

d.	“Material” means, if quantifiable, likely to result in an economic effect of $30,000 or more.

e.
“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

f.	“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i)
any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii)
any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii)	any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

g.
“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.	SHARE EXCHANGE; ISSUANCE OF NOTE.

a.
On the Closing Date (defined herein), the NXC Shareholders shall transfer and assign to Centale all of the issued and outstanding capital stock of NXC (the “NXC Stock”).  The NXC Shareholders represent and warrant that upon delivery to Centale of certificates for the NXC Stock, all right, title and interest in said shares will be transferred to Centale free of Liens, claims and encumbrances.

b.
On the Closing Date, Centale shall issue to the NXC Shareholders a total of Forty One Million (41,000,000) shares of common stock.  The shares shall be issued in proportion to the relative shareholdings of the NXC Shareholders in NXC, as set forth on Schedule 2 b hereto. No fractional shares will be issued; in lieu thereof, the number of shares issued to each NXC Shareholder will be rounded to the nearest whole share.  Centale warrants that the common stock, when so issued, will be duly authorized, fully paid and non-assessable.

c.
On the Closing Date, as further consideration for the  NXC Stock, Centale shall issue to the NXC Shareholders promissory notes in the  aggregate principal amount of Three Hundred Thousand Dollars ($300,000) (the “Promissory Notes,” each of which shall be in the form of Schedule 2c (i) hereto).  Each Promissory Note shall bear interest on the unpaid principal balance at the rate of 10% per annum and shall be due and payable in full on the first anniversary of the Closing Date; and the Promissory Notes, collectively, shall be secured by all of the assets of Centale in accordance with the terms of the “Collateral Security Agreement” in the form of Schedule 2c (ii) hereto, and by a pledge of the NXC Stock in accordance with the terms of the “Pledge Agreement” in the form of Schedule 2c (iii) hereto.  The Promissory Notes, Collateral Security Agreement and Pledge Agreement are referred to collectively as the “Loan Documents.”  The aggregate principal amount of the Promissory Notes shall be allocated among the various Promissory Notes in proportion to the relative shareholdings of the NSC Shareholders in NXC.

d.
The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties further intend that the issuance of the common stock by Centale to the NXC Shareholders shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

3.	CLOSING.

The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Robert Brantl, counsel for Centale, on  the first business day after the conditions precedent set forth in Section 7 hereof have been satisfied, but in no event later than April 30, 2008 (the “Closing Date”).

4.         WARRANTIES AND REPRESENTATIONS OF NXC SHAREHOLDERS  In order to induce Centale to enter into this Agreement and to complete the transaction contemplated hereby, the NXC Shareholders warrant and represent to Centale that:

a.
Organization and Standing.  NXC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business as a foreign corporation in the State of New York;  and NXC has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Certificate of Incorporation and Bylaws of NXC  previously delivered to Centale are true and complete as of the date hereof.

b.
Capitalization.  NXC’s authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share (the “NXC Shares”).  There are one thousand thirty five (1,035) NXC Shares issued and outstanding, all of which are owned by the NXC Shareholders.  Other than the NXC Shares owned by the NXC Shareholders or as set forth on  Schedule 4(b) hereto, there are no voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which NXC or any of the NXC Shareholders is bound, calling for the issuance of any additional equity securities of NXC.  All of the NXC Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

c.
Valid Transfer of NXC Shares. By the transfer of the NXC Shares to Centale pursuant to this Agreement, Centale will acquire good title to 100% of the capital stock of NXC, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the NXC Shares will not have been registered under the Securities Act of 1933, or any applicable state securities laws.

d.
Corporate Records. All of NXC’s books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

e.
Financial Statements.  The NXC Shareholders have delivered to Centale the audited financial statements of NXC for the period since inception through January 31, 2008 (the “NXC Financial Statements”). The NXC Financial Statements present fairly in all material respects the financial condition of NXC as of the dates thereof, and NXC has no material liabilities other than those reflected in the Financial Statements.

f.	Absence of Certain Changes or Events. Except as set forth on Schedule 4f, to the knowledge of any of the NXC Shareholders, since January 31, 2008:

(i)
there has not been (i) any change that has had or would have a Material Adverse Effect on the business, operations, properties, assets, or condition of NXC or (ii) any damage, destruction, or loss to NXC materially and adversely affecting the business, operations, properties, assets, or condition of NXC;

(ii)
NXC has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of NXC; or (iii) made any material change in its method of management, operation, or accounting;

(iii)
to the knowledge of any of the NXC Shareholders, NXC has not become subject to any law or regulation which has had or would in the future be substantially likely to have a Material Adverse Effect on NXC.

g.
Material Contracts.  All material written and oral contracts, leases, service agreements, employment agreements or other agreements arising out of, used or useful in connection with the NXC’s business are identified on Schedule 4(g) (“NXC Contracts”).   To the knowledge of the NXC Shareholders, each of the NXC Contracts is in full force and effect; NXC has fully performed and complied with its obligations under the respective NXC Contracts; no party to any such Contract is in default; and NXC has not received notice from any person alleging any such default or giving NXC reason to believe that any such default may occur.  To the knowledge of the NXC Shareholders, each of the NXC Contracts is binding upon all parties thereto and is enforceable by NXC in accordance with its terms.  NXC has provided to Centale true and correct copies of those NXC Contracts which are written and true, correct and complete descriptions of those NXC Contracts that are oral.

h.
Ownership of Assets.  Except as specifically identified in the NXC Financial Statements, NXC has good, marketable title, without any Liens or encumbrances of any nature whatever, to all of the Assets reflected in the Financial Statements.

i.
Governmental Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission is required by or with respect to NXC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

j.
Taxes.   NXC has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith.  There is no material claim for Taxes that is a Lien against the property of NXC other than Liens for Taxes not yet due and payable.

k.
Pending Actions.  There are no material legal actions, lawsuits, proceedings or investigations, pending or threatened, against or affecting NXC, or against its Officers or Directors or the NXC Shareholders that arose out of their operation of NXC.  Neither NXC nor any of the NXC Shareholders is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a Material Adverse Effect on the business of NXC.

l.
No Debt Owed to NXC Shareholders.  Except as set forth on Schedule 4(b), NXC does not owe any money, securities, or property to the NXC Shareholders or any family members of the NXC Shareholders or to any company controlled by or under common control with any such persons, directly or indirectly.  NXC has, however, entered into employment agreements with certain NXC Shareholders which are listed in Schedule 4(g).

m.
Intellectual Property and Intangible Assets. To the knowledge of the NXC Shareholders, NXC has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business.  NXC has not received any written notice that the rights of any other person are violated by the use by NXC of the intellectual property.  None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the NXC Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

n.
Validity of the Agreement.  This Agreement has been duly executed by each of the NXC Shareholders and constitutes the valid and binding obligation of each of them, enforceable against each NXC Shareholder in accordance with its terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Certificate of Incorporation of NXC, or any material agreement or undertaking, oral or written, to which NXC or any of the NXC Shareholders is a party or is bound or by which any NXC Shareholder may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted or contemplated by  NXC can be so conducted after completion of the transaction contemplated hereby.

o.
Legal Compliance.    NXC’s business has been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. NXC holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of its business, all of which are now in full force and effect.

p.
Finders.  Except as set forth on Schedule 4(p), the NXC Shareholders have not employed or utilized any finder in connection with this transaction, and the execution of this Agreement and the carrying out of its purposes will not give any individual or firm a valid legal claim to a finder fee.

5.         WARRANTIES AND REPRESENTATIONS OF CENTALE .  In order to induce the NXC Shareholders to enter into this Agreement and to complete the transactions contemplated hereby, Centale warrants and represents to the NXC Shareholders that:

a.
Organization and Standing.  Centale is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to carry on its business as now conducted. Centale is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states. The copies of the Certificate of Incorporation and Bylaws of Centale previously delivered to the NXC Shareholders are true and complete as of the date hereof.

b.
Capitalization.  Centale's entire authorized capital stock consists of 260,000,000 shares, which are divided into 250,000,000 shares of common stock, par value $.01 per share, and 10,000,000 share of preferred stock, par value $.01 per share.  At the Closing, prior to the issuance of shares to the NXC Shareholders, there will be 9,593,151 shares of Centale common stock issued and outstanding.  Except as set forth on Schedule 5(b), at the Closing there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Centale is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.  The shares issued to the NXC Shareholders will represent approximately eighty one percent (81%) of the outstanding common stock of Centale.

c.
Corporate Records.  All of Centale's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

d.
Taxes.  Centale has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such Returns except for Taxes being contested in good faith.  There is no material claim for Taxes that is a Lien against the property of Centale other than Liens for Taxes not yet due and payable.

e.
Pending Actions.  There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Centale or against Centale’s current or former Officers or Directors that arose out of their operation of Centale.  Centale is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

f.
Validity of the Agreement and Loan Documents.  All corporate and other proceedings required to be taken by Centale in order to enter into and to carry out this Agreement have been duly and properly taken.  This Agreement has been duly executed by Centale, and each of the Loan Documents, when delivered on the Closing Date, shall have been duly executed by Centale; and this Agreement constitutes, and each of the Loan Documents will constitute, a valid and binding obligation of Centale, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the Loan Documents and the performance by Centale of its obligations hereunder and thereunder will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Centale's Certificate of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Centale is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

g.
Trading Status.  Centale’s common stock is listed for quotation on the OTC Bulletin Board, with the symbol “CTAL.” To the knowledge of Centale, Centale has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

h.
SEC Status.  The common stock of Centale is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  Centale has filed all reports required by the applicable regulations of the SEC.  All of the filings by Centale under the Exchange Act within the past twelve months were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

i.
Compliance with Laws.  Centale’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Centale is not in violation of any Applicable Law.

j.
Finders.  Centale has not employed or utilized any finder in connection with this transaction, and the execution of this Agreement and the carrying out of its purposes will not give any individual or firm a valid legal claim to a finder fee.

6.	PARTIES’ COVENANTS

a.
Announcement.  Prior to the Closing, no Party hereto nor NXC  shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation.  The Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby, whether or not required by Applicable Law.  Upon execution of this Agreement, Centale shall issue a press release, which shall be approved by the NXC Shareholders, and file with the SEC a Current Report on Form 8K.

b.	Access to Information

(i)
Inspection by NXC.  Prior to the Closing, Centale will make available for inspection by NXC, during normal business hours, Centale’s premises and all of Centale’s records (including tax records), books of account, contracts and all other documents in Centale’s possession or control that are reasonably requested by NXC to inspect and examine the business and affairs of Centale.  Centale will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of NXC concerning the business and affairs of Centale.  NXC will treat and hold as confidential any information it receives from Centale in the course of the reviews contemplated by this Section 6b(i).  No examination by NXC will, however, constitute a waiver or relinquishment by the NXC Shareholders of their rights to rely on Centale’s covenants, representations and warranties made herein or pursuant hereto.

(ii)
Inspection by Centale.  Prior to the Closing, the NXC Shareholders will cause NXC to make available for inspection by Centale, during normal business hours and in a manner so as not to interfere with normal business operations, NXC’s premises and all of NXC’s  records (including tax records), books of account, contracts and all other documents in NXC’s possession or control that are reasonably requested by Centale to inspect and examine the business and affairs of NXC. The NXC Shareholders will cause the managerial employees of NXC and their regular independent accountants to be available upon reasonable advance notice to answer questions of Centale concerning the business and affairs of NXC.  Centale will treat and hold as confidential any information it receives from NXC in the course of the reviews contemplated by this Section 6b(ii).  No examination by Centale will, however, constitute a waiver or relinquishment by Centale of its rights to rely on the NXC Shareholders’ covenants, representations and warranties made herein or pursuant hereto.

7.	CONDITIONS PRECEDENT TO CLOSING

a.
Condition Precedent to the Parties’ Obligations. The obligations of the Parties as provided herein shall be subject to the following condition precedent, unless waived in writing by both Centale and the NXC Shareholders:  Centale shall have obtained all necessary consents and approvals of its board of directors, and the Parties shall have obtained all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

b.
Conditions Precedent to Obligations of the NXC Shareholders.  The obligations of the NXC Shareholders under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(i)
Representations and Warranties.  Centale's representations and warranties contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the Chief Executive Officer of Centale shall have delivered to the NXC Shareholders a certification to such effect.

(ii)
Performance.  Centale shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing.

(iii)
Material Changes. Since the date of this Agreement, Centale shall not have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which Centale is a party which is reasonably likely to have a Material Adverse Effect on Centale.

(iv)
SEC Filing.  Based on information provided by the NXC Shareholders, Centale shall have filed with the SEC an information statement compliant with SEC Rule 14f-1, and shall have mailed the information statement to its shareholders of record at least ten days before the Closing Date, and shall not have received any comments thereon from the SEC.

(v)	Trading Status. Centale's common stock will be listed for trading on the OTC Bulletin Board, and bid and asked quotations shall be posted as of the Closing Date.

(vi)
Assumption of Responsibilities.  Centale shall have entered into agreements with each of the counterparties to the agreements and instruments identified on Schedule 5(b) hereto replacing the obligations of NXC thereunder with obligations of Centale.

(vii)
Election of Directors.  The Centale Directors shall have elected to the Board of Centale and shall have appointed as officers, effective as of the Closing, the following persons:  Daniel Robbie, Director, Chairman of the Board; Paul Riley, Director, Chief Executive Officer; Sterling Shepperd, Director, Vice President, Secretary; and Brittany Wier, Director; and at the Closing, the prior officers and members of the Centale Board of Directors shall resign.

(viii)
Documents Satisfactory.  All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to the NXC Shareholders and their counsel, and the NXC Shareholders and their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

c.
Conditions Precedent to Obligations of Centale.  The obligations of the Centale under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(i)
Representations and Warranties.  The representations and warranties of the NXC Shareholders contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the Chief Executive Officer of NXC shall have delivered to Centale a certification to such effect.

(ii)
Performance.  The NXC Shareholders shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

(iii)
Material Changes. Since the date of this Agreement, NXC shall not have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which any of NXC or the NXC Shareholders is a party that is reasonably likely to have a Material Adverse Effect on NXC; and all of the NXC Contracts shall be in full force and effect.

(iv)
Documents Satisfactory.  All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to Centale and its counsel, and Centale and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

8.	DELIVERIES AT CLOSING

a.	At the Closing, the NXC Shareholders shall deliver to Centale the following:

(i)	Documents sufficient to effect a transfer to Centale of the NXC Stock.

(ii)	The Certification of the Chief Executive Officer of NXC described in Section 7c (i) hereof.

b.	At the Closing, Centale shall deliver to the NXC Shareholders the following:

(i)	Certificates for Forty One Million (41,000,000) shares of Centale common stock in the names and individual quantities specified on Schedule 2b hereto.

(ii)
A Promissory Note to each NXC Shareholder in the appropriate principal amount and the remaining Loan Documents to and related documents and instruments to Paul Riley as the “Note Holders’ Representative” (as such term is defined in the Collateral Security Agreement).

(iii)	The Certification of the Chief Executive Officer of Centale described in Section 7b(i) hereof.

(iv)
A certification signed by the Secretary of Centale attesting to the adoption and continuing effectiveness of resolutions of the Centale Board of Directors (A) ratifying and approving this Agreement, and (B) electing the nominees of the NXC Shareholders to serve as the officers of Centale and the sole members of the its Board of Directors effective on the completion of the Closing.

(v)	The resignations of all of the officers and directors of Centale effective on the completion of the Closing.

9.	TERMINATION

This Agreement may be terminated at any time before or at Closing by:

a.	The mutual agreement of the Parties;

b.	Any Party if the Closing has not occurred by April 30, 2008, unless that Party caused the failure to close by its failure to satisfy the covenants herein;

c.	Any Party if any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof;

d.
Centale, if the NXC Shareholders shall have breached in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Centale to the NXC Shareholders;

e.
The NXC Shareholders, if Centale shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Centale to the NXC Shareholders; or

f.	Without any action on the part of the Parties if required by Applicable Law.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each Party shall bear all costs and expenses as each Party has incurred and no party shall be liable to the other for such costs and expenses.

10.	CONFIDENTIALITY.

Centale, on one hand, and each of the NXC Shareholder, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 6b hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties or in the Information Statement or other items filed with the SEC); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time, or (vi) in connection with any legal proceeding arising hereunder or in connection herewith.

11.	RESTRICTION ON RESALE

The Centale Common Shares to be issued hereunder by Centale to the NXC Shareholders at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) Centale receives an opinion of counsel for the stockholder wishing to transfer his shares, reasonably satisfactory to counsel for Centale, that an exemption from the registration requirements of the Securities Act of 1933 is available.

The certificates representing the shares which are being issued to the NXC Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR CENTALE, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CENTALE, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

12.	APPLICABLE LAW

This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

13.	ASSIGNMENT; BINDING EFFECT

This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective heirs and successors of the parties and on their respective permitted assignees and transferees.  This Agreement may not be assigned or transferred in whole or in part by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

14.	NOTICES

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given or made as follows:

a.	If sent by an overnight air courier with a national reputation, 2 business days after being sent;

b.	If sent by facsimile transmission, when transmitted to the fax numbers noted below and receipt is confirmed by the fax machine; or

c.	If personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to the NXC Shareholders, to:

Paul Riley

Facsimile:

with a copy to (which shall not constitute notice):

If to Centale, to:

Thaddeus A. Wier, Jr.
Centale, Inc.
37 Hamburg Street
East Aurora, NY 14052
Facsimile:   716-714-7101

with a copy to (which shall not constitute notice):

Robert Brantl, Esq.
52 Mulligan Lane
Irvington, NY  10533
Facsimile:  (914) 693-1807

Each Party may change its address by written notice in accordance with this Section.

15.	COVENANT OF COOPERATION

Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16.	ENTIRE AGREEMENT

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

17.	COUNTERPARTS

This Agreement may be executed in multiple facsimile or original counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each Party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

CENTALE, INC.

By: /s/ Thaddeus A. Wier, Jr.
Thaddeus A. Wier, Jr., Chief Executive Officer

NXC SHAREHOLDERS:

/s/ Kenneth Keller
Kenneth Keller

/s/ Paul Riley
Paul Riley

/s/ Sterling Shepperd
Sterling Shepperd

/s/ Sterling Shepperd
Sterling Shepperd, Trustee for Hayden Financial Corp.

/s/ Sterling Shepperd
Sterling Shepperd, Trustee for Bonnie Phillips

/s/ Sterling Shepperd
Sterling Shepperd, Trustee for Daniel Robbie

/s/ Sterling Shepperd
Sterling Shepperd, Trustee for Carlos Huerta

/s/ Brittany Wier
Brittany Wier

Signature Page to Share Exchange Agreement

Schedules to Share Exchange Agreement

Schedule 2b	Names of NXC Shareholders & Allocation of Centale common shares to be issued
Schedule 2c(i)	Promissory Note
Schedule 2c(ii)	Collateral Security Agreement
Schedule 2c(iii)	Pledge Agreement
Schedule 4b	NXC Derivative Securities
Schedule 4(e)	NXC Material Liabilities
Schedule 4f	Absence of Certain Events
Schedule 4g	Material Contracts
Schedule 4(p)	NCX Finder
Schedule 5b	Centale Derivative Securities

THIS SECURITY IS NOT TRANSFERABLE
OTHER THAN BY LAWS OF INTESTACY AND INHERITANCE

Schedule 2c
Form of Note

PROMISSORY NOTE

$_____,000.00	April ____, 2008

FOR VALUE RECEIVED, CENTALE, INC., a New York corporation having its principal place of business at 37 Hamburg Street, East Aurora, New York 14052 (the “Maker”), promises to pay to __________________ (“Holder”), at _______________________________, or such place as the Holder may from time to time designate, the principal sum of ________________Dollars and 00/100 Cents ($_____,000.00), together with interest at the rate of ten percent (10%) per annum on the principal balance outstanding from time to time.  The entire principal balance of this note, together with accrued interest, shall be due and payable on the first anniversary of the date of this Note (“Maturity”).

The Maker further covenants and agrees as follows:

1.
Security.  This Note is issued pursuant to a Share Exchange Agreement dated March ___, 2008.  This Note is secured by a lien on all of the assets of the Maker, as set forth in the Collateral Security Agreement of even date herewith (the “Security Agreement”) and by a pledge of certain securities owned by the Maker (the “Pledge Agreement”).  This Note, the Pledge Agreement, and the Security Agreement are sometimes referred to herein collectively as the “Loan Documents.”

2.	Prepayment. The Maker shall be entitled to prepay the principal and accrued interest on this Note without penalty.

3.
Late Fee.  In the event of any payment is not made within five (5) days of the date due, the Maker shall pay a late payment penalty equal to 1.5 percent per month (18% per annum) of the amount owned, which penalty shall accrue from the date the payment is due until it is paid.

4.
Default.  Upon the occurrence of any of the following events (each a “Default”), the whole of this Note shall become due and payable at the option of the Holder upon the giving of notice by the Holder to the Maker; and Holder shall have all rights and remedies available under the Loan Documents and at law and in equity:

(a)	If Maker fails to pay any sum due under this Note within five (5) days of the date it is due or at Maturity;
(b)	The commencement of any bankruptcy or insolvency proceeding by or against Maker under any insolvency law or laws providing for the relief of debtors;
(c)	If Maker becomes insolvent or executes an assignment for the benefit of creditors or if any appointment is made of a receiver or trustee for the property of Maker; or
(d)
If the Maker is in default with respect to any other provision of this Note or any of the Loan Documents and fails to cure such default within twenty (20) days of receipt of notice of such default from the Holder; or

(e)	If the Maker is dissolved.

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5.
Costs of Collection.  The Maker shall pay all of Holder’s expenses incurred to enforce or collect this Note including, without limitation, arbitration, paralegals’, attorneys’ and experts’ fees and expenses,  incurred with or without the commencement of any law suit or other proceeding, or incurred in any appellate, arbitration or bankruptcy proceeding.

6.
Waivers and Amendments. No waivers, amendments or modifications of this Note shall be valid unless in writing and signed by the Holder.  No waiver by Holder of any Default shall operate as a waiver of any other Default or the same Default on a future occasion.  Neither the failure nor any delay on the part of Holder in exercising any right, power, or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

The Maker waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind, except as otherwise expressly provided herein.

7.
Miscellaneous Provisions.  Assignment. This Note shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. This Note is not intended to be negotiable. Neither Holder nor Maker shall assign this Note, in whole or in part, without the prior written consent of the other.  Prepayment.  This Note may be prepaid at any time, in whole or in part, without penalty.  Applicable Law. This Note shall be governed by and construed under the laws of the State of New York without regard to that state's conflict of laws principles.  Delivery in New York.  Maker certifies that this Note was executed and delivered to Holder in the State of New York.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first above written.

CENTALE, INC.

By:______________________________________
Thaddeus A. Wier, Jr., Chief Executive Officer

STATE OF NEW YORK )
                                         )    ss:
COUNTY OF ERIE         )

On this ____ day of April, 2008, personally appeared Thaddeus A. Wier, Jr., Chief Executive Officer of Centale, Inc., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said corporation, before me.

_____________________________
Notary Public
My commission expires:__________

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Schedule 2(c) (ii)
COLLATERAL SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and entered into on April ____ , 2008, by and among CENTALE, INC. (the “Debtor”), and the note holders who are signatories to this Agreement (the “Note Holders”).

WHEREAS, the Debtor is indebted to the Note Holders as evidenced by certain promissory notes in the aggregate principal amount of $300,000 (the “Notes,” each of which is in the form of Exhibit A hereto and each dated the date hereof), and the Debtor has agreed to (a) pledge to the Note Holders certain shares of capital stock owned by the Pledgor upon the terms set forth in the “Pledge Agreement” of even date herewith and (b) grant to the Note Holders a lien  on all of the Debtor’s assets upon the terms set forth herein;

NOW, THEREFORE, the parties agree as follows:

1.         As security for the payment and performance of the Notes and the performance of all obligations and covenants of Debtor to the Note Holders hereunder and under the Pledge Agreement, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Debtor to the Note Holders, Debtor hereby grants to the Note Holders a continuing security interest in and general lien upon and right of set-off against, all right, title and interest of Debtor in and to the “Collateral,” whether now owned or hereafter acquired by Debtor.  The term “Collateral,” as used herein, means all of the Debtor’s assets of every kind and description, including the assets described in Exhibit B attached hereto, and all proceeds of same.

2.         Paul Riley, a Note Holder, is hereby appointed by the Note Holders as their agent (“Agent”) to act on their behalf in receiving notices and exercising the rights and remedies of the Note Holders provided hereunder.

3.         The Debtor agrees to pay currently all taxes due on the Collateral, to keep the Collateral from being in breach and exercise reasonable care to protect the Collateral from harm and damage.

4.         Other than the ordinary course of business, Debtor will not sell, transfer or assign the Collateral without the prior written consent of the Agent.

5.         Before the Debtor changes its name or commences the use of any other name, the Debtor shall give the Agent thirty days advance written notice.  When requested by the Agent, the Debtor shall execute new or additional financing statements describing the Collateral and pay any filing fees necessary to record the financing statements in the appropriate office(s).

6.         It shall be an event of default under this Agreement if the Debtor is in default with respect to any provision of this Agreement fails to cure such default within twenty (20) days of receipt of notice of such default from the Agent.

7.         If an event of default shall occur under this Agreement, or under the Notes, or any of them, or the Pledge Agreement, the Note Holders, acting through the Agent, shall have all of the rights granted to secured parties under the Uniform Commercial Code, including, but not limited to, the right to sell the Collateral.  The Agent shall apply the proceeds of any sale of the Collateral in the following order of priority:

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(a)        To the expenses incurred in connection with the sale or safekeeping of the Collateral or otherwise or in any way relating to the rights and remedies of the Note Holders hereunder and under the Notes and the Pledge Security Agreement, including reasonable attorneys' fees;

(b)        To the payment of late fees, default interest, and other amounts due under the Notes;

(c)        To the payment of the principal then due and unpaid on the Notes;

(d)        To the payment to Debtor of any surplus proceeds.

All proceeds distributed pursuant to clauses (b) and (c), above, shall be allocated among the Note Holders in proportion to the relative principal amounts of the Notes which they hold.

8.         The Debtor shall take all steps required to perfect the security interest created hereunder so as to grant the Note Holders a security interest that is prior to all other interests in the Collateral.

9.         The Secured Party will release its lien when the Notes are paid in full.  Debtor covenants to provide the Agent a complete accounting of all revenues earned on the Collateral and on other proceeds of the Collateral in the manner are at the times agreed upon by the Debtor and Agent.

10.       This Security Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall terminate upon full payment of the Notes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CENTALE, INC

By:   _____________________________
Thaddeus A. Wier, Chief Executive Officer

NOTE HOLDERS:
Paul Riley executes this Agreement as a Note Holder and, in addition, to indicate his acceptance of his appointment to act as agent for the Note Holders to exercise their rights and remedies in accordance with the terms set forth herein.

_____________________________
Paul Riley

_____________________________
Kenneth Keller

_____________________________
Sterling Shepperd

_____________________________
Sterling Shepperd, Trustee for Hayden Financial Corp.

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_____________________________
Sterling Shepperd, Trustee for Bonnie Phillips

_____________________________
Sterling Shepperd, Trustee for Daniel Robbie

_____________________________
Sterling Shepperd, Trustee for Carlos Huerta

_____________________________
Brittany Wier

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Schedule 2(c) (iii)

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (the "Pledge Agreement") is made on the ____  day of April, 2008, by and among CENTALE, INC., a New York corporation as the pledgor (the "Pledgor"),  and the  note holders who are signatories to this Agreement as pledgees (the “Note Holders”).

PREMISES.  The Pledgor entered into a Share Exchange Agreement with the Note Holders on March ___, 2008 pursuant to which the Pledgor agreed to issue to the Note Holders certain shares of common stock of the Pledgor in consideration of the transfer to the Pledgor by the Note Holders of all of the issued and outstanding capital stock of NEXXNOW CHINA, INC. INC. (the “NXC Shares”).  As a result of the share exchange, the Pledgor is the owner of the NXC Shares. As further consideration for the transfer of the NXC Shares to the Pledgor, the Pledgor issued to the Note Holders certain promissory notes in the aggregate principal amount of $300,000 (the “Notes,” each of which is in the form of Exhibit A hereto and is dated the date hereof ).  The Pledgor agreed to secure its obligations on the Notes by (a) granting to the Note Holders a lien on all of the Pledgor’s assets upon the terms set forth in the “Collateral Security Agreement” of even date herewith and (b) pledging to the Note Holders the NXC Shares upon the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.         Pledge of Shares; Delivery of Certificates.  The Pledgor hereby pledges and assigns to the Note Holders all right, title and interest which the Pledgor now has, or which it may hereafter acquire, in and to the NXC Shares and any other or additional shares of capital stock of any class or series or any warrants, options, or other securities of Nexxnow China Inc. (“NXC”), whether acquired in connection with the issuance of additional shares or as a result of a stock dividend, a share exchange, recapitialization of the NXC or otherwise (collectively, “NXC Securities”).   The Pledgor promises that any and all Company Securities which it may hereafter acquire shall also be pledged to the Note Holders as collateral security for the payment and performance of the Notes.  The NXC Shares pledged herewith and any NXC Securities acquired by the Pledgor hereafter are referred to as the “Pledged Shares.”  The Pledgor hereby delivers to Paul Riley, as agent for the Note Holders (the “Agent”), a certificate for the Pledged Shares, together with a duly executed stock power, in order to further perfect the Note Holders’ security interest in the Pledged Shares.

2.         Representations of Pledgor.  The Pledgor hereby represents and warrants to the Note Holders with respect to the Pledged Shares the following:

(A)   The Pledged Shares were validly issued and fully paid and are nonassessable.  The Pledged Shares are owned beneficially and of record by the Pledgor and are subject to no claims, liens, pledges, security interests, encumbrances, rights of first refusal, trusts, restrictions, adverse claims, preferential arrangements or restrictions of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, or any other rights of others of any kind or nature (each an “Encumbrance”).  The delivery to the Agent of the stock certificate for the Pledged Shares, together with executed stock powers pursuant to the terms of Section 1 hereof vests good title to such Shares in the Note Holders, subject to no Encumbrances except any restrictions set forth in this Agreement.

(B)   The exercise by the Note Holders of its rights under this Pledge Agreement shall not create any rights in others, nor be subject to any material restriction or exception.

3.         Rights of Parties with Respect to the Pledged Shares.  The Note Holders agree that, if and so long as the Pledgor shall not be in default hereunder, the Pledgor shall have the right: (a) to vote the Pledged Shares, or to give any approval or consent in respect of the Pledged Shares, and (b) to receive all dividends in respect to the Pledged Shares paid in cash, in stock of other corporations, or in other property.

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4.         Pledgor’s Covenants.  The Pledgor agrees that so long as the Note remains outstanding, the Pledgor shall abide by the following covenants:

(A)   The Pledgor  shall not sell, transfer, pledge, encumber or assign any right, title or interest in the Pledged Shares, nor allow the Pledged Shares to be subject to any restriction, claim, or rights of others of any kind, contractual or other.

(B)   The Pledgor shall not, as a shareholder, vote to issue any shares or other securities or otherwise vote in favor of any corporate action, covenant or agreement which would result in the Pledgor no longer having legal and beneficial ownership of 100% of the NXC Securities; nor shall the Pledgor vote in favor of any merger or consolidation of NXC.

5.         Default and Remedies.  It shall be an event of default under this Agreement if the Pledgor is in default with respect to any provision of this Agreement fails to cure such default within twenty (20) days of receipt of notice of such default from the Agent.  In the event of any default hereunder or under the Note or the Collateral Security Agreement, the Note Holders shall be entitled to exercise the remedies set forth herein.

The Pledgor hereby constitutes and appoints the Agent, acting as agent on the Note Holders’ behalf, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of Pledgor and in the name of Pledgor or in the Note Holders’ names, for the purpose of carrying out the terms of this Pledge Agreement.  The power of attorney so granted by the Pledgor is a power coupled with an interest and is irrevocable until the Notes are paid in full.  The Agent is authorized to exercise such power and to take any and all appropriate action and execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement and, without limiting the generality of the foregoing, Pledgor hereby gives to the Agent the power and right, on behalf of the Pledgor, without notice to or assent by Pledgor, to do the following:

(A)   To vote the Pledged Shares on his own behalf and on behalf of the Note Holders.

(B)   To receive any dividends declared or other distributions made with respect to the Pledged Shares, and to distribute such dividends and distributions among the Note Holders in proportion to the relative principal amounts of the Notes which they hold.

(C)   Generally to sell,  transfer, pledge and make any agreement with respect to the Pledges Shares or otherwise to deal with the Pledged Shares as fully and completely as though the Agent were the absolute owner thereof for all purposes.  Every sale of the Pledged Shares pursuant to the terms of this Section 5 shall, to the extent permitted by law, operate to divest all right, title, interest, claim and demand whatsoever of Pledgor in and to the Pledged Shares so transferred or sold, and shall be a perpetual bar, both at law and in equity, against Pledgor, its beneficiaries, trustees, successors and assigns, and against all persons claiming the Pledged Shares sold, or any part thereof, through Pledgor, its beneficiaries, trustees, successors or assigns.

Each of the Note Holders consents to the appointment of the Agent as such attorney-in-fact and authorizes the Agent, upon Pledgor’s default as described herein, to act on such Note Holder’s behalf with respect to the Pledged Shares in accordance with the terms of this Agreement.

6.         Application of Proceeds.  The proceeds of any sale of the Pledged Shares by the Agentpursuant to Section 5 shall be received and applied in the following order of priority:

(a)        To the expenses incurred in connection with the sale or safekeeping of the Pledged Shares or otherwise or in any way relating to the rights and remedies of the Note Holders hereunder and under the Notes and the Collateral Security Agreement, including reasonable attorneys' fees;

7

(b)        To the payment of late fees, default interest, and other amounts due under the Notes;

(c)        To the payment of the principal then due and unpaid on the Notes;

(d)        To the payment to Pledgor of any surplus proceeds.

All proceeds distributed pursuant to clauses (b) and (c), above, shall be allocated among the Note Holders in proportion to the relative principal amounts of the Notes which they hold.

7.         Termination.  Upon the occurrence of an event of default hereunder, upon receipt of notice of a default, the Agent shall exercise the rights of the Note Holders pursuant to the provisions of Sections 5 and 6  hereof.   Otherwise, when and if the obligations of payment and performance by the Pledgor as described herein and in the Notes and the Collateral Security Agreement have been performed in full, the Agent shall redeliver and reassign to the Pledgor the Pledged Shares and any stock certificates in his possession representing the Pledged Shares, together with the appropriate instruments of reassignment.

8.         Notices.  Notices.   All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)        If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

(b)        If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (i) above, when transmitted and receipt is confirmed by the fax machine; or

(c)        otherwise actually personally delivered, when delivered.

All notices shall be delivered as follows, or to such other address as any party may hereafter designate in writing to the other:

If to the Note Holders:	Mr. Paul Riley

Fax:

If to the Pledgor:	Centale, Inc.
37 Hamburg Street
East Aurora, NY 14052
Fax:  716-714-7101

9.         Binding Effect.  This Pledge Agreement and each of the terms and provisions hereof shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the year and date first above written.

Centale, Inc.

By:   __________________________________
Thaddeus A. Wier, Jr., Chief Executive Officer

8

NOTE HOLDERS:

Paul Riley executes this Agreement as a Note Holder and, in addition, to indicate his acceptance of his appointment to act as agent for the Note Holders to exercise their rights and remedies in accordance with the terms set forth herein.

_____________________________
Paul Riley

_____________________________
Kenneth Keller

____________________________
Sterling Shepperd

_____________________________
Sterling Shepperd, Trustee for Hayden Financial Corp.

_____________________________
Sterling Shepperd, Trustee for Bonnie Phillips

_____________________________
Sterling Shepperd, Trustee for Daniel Robbie

_____________________________
Sterling Shepperd, Trustee for Carlos Huerta

_____________________________
Brittany Wier

9